35 CAROLINE CORP.            518-899-7393
                                    BOX 444            FAX  518-899-7394
AUTO TRANSPORT                ROUND LAKE, NY 12151
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                                 AMENDMENT NO.1

                                       to

                        AMENDED STOCK PURCHASE AGREEMENT

     AMENDMENT NO. 1, dated as of November 18, 1998, by and among 35 CAROLINE CORPORATION, a New York corporation ("Caroline"), RICHARD W. MORRELL ("Morrell") and HARVEY RISIEN, JR. ("Risien").

     Reference is made to that certain AMENDED STOCK PURCHASE AGREEMENT, dated November 18, 1998, by and among Caroline, Morrell and Risien (the "Original Agreement"). Each capitalized term used herein and not otherwise defined herein shall bear the meaning ascribed to said term In the Original Agreement. All section and paragraph references shall be to the Original Agreement.

     WHEREAS, pursuant to the Original Agreement Morrell purchased 2,469,417 shares of common stock of Houston Operating Company ("Houston") from Risien; and

     WHEREAS,   the  Original   Agreement  provided  that  at  closing  all  the
outstanding stock of the Caroline (the "Caroline Stock") was to be transferred to Houston; and

     WHEREAS, as part of the transaction, Risien retained 41,928 shares of Houston (the "Retained Stock") and had put option of the Retained Stock to Morrell for $1,789 per share; and

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

     WHEREAS, it was the intent of the parties that Morrell be required to transfer, or cause to be transferred to Houston the Caroline Stock only if Risien did not exercise the put option and that If Risien did exercise the put option and that if Risien did exercise the put option, then Morrell had the option of retaining the Caroline Stock or transferring same to Houston; and

     WHEREAS, Risien's only interest in having the Caroline Stock contributed to Houston was to enhance Houston's value if he continued to have a continuing stock interest in Houston -- i.e. if he did not exercise the put option; and

     WHEREAS, Risien did not intend to make the other shareholders of Houston or Houston third party beneficiaries of his agreement with Caroline and Morrell; and

     WHEREAS, the Original Contract did not property reflect the parties' intent in these regards: and

     WHEREAS, since the date of the Original Contract Morrell has continued to operate Caroline for the interests of the Caroline shareholders.

     NOW, THEREFORE, The parties hereto hereby agree as follows:

1. Paragraph 1.3 shall be amended to read in its entirety as follows:

     1.3 CLOSING. The purchase and sale of the HOC Common Stock shall take place at the offices of Barton & Schneider, L.L.P., 700 N. St. Mary's Suite 1825, San Antonio, Texas 78025, or such other location as agreed by the parties, on November 30, 1998, or at such other time and place as the Seller and the Buyer mutually agree upon


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
location as agreed by the parties, on November 30, 1998, or at such other time and place as the Seller and the Buyer mutually agree upon in writing (which time and place are designated as the "Closing"). At the Closing the Seller shall deliver to the Buyer certificates representing the HOC Common Stock which Buyer is purchasing together with a stock power transferring the HOC Common Stock to Buyer against delivery of the Purchase Price as follows:

          (a) At the Closing to Seller, a check for $1,000 made payable to Seller;

          (b) At the Closing to the Seller, a Promissory Note from HOC to Seller in the amount of $8,530 on terms set forth in paragraph
               4.3 hereof; and

          (c) If (but only if) Seller does not exercise his option to require Buyer to purchase Sellers remaining Common Stock pursuant to paragraph 4.3 hereof, on or before April 21, 1999 to Houston, certificates representing all of the outstanding capital stock of Caroline together with a stock power transferring the stock to Houston.

2.   A new paragraph 2.17 Shall be added and read in its entirety as follows:

     2.17 NO THIRD PARTY BENEFICIARIES. Seller does not intend to benefit in any third parties through the contingent requirement that Buyer contribute the certificates representing all of the outstanding capital stock of Caroline to Houston.

3. The parties hereto acknowledge that Risien has timely exercised the put option and that, accordingly, Morrell is not obligated to contribute (or cause to be contributed) the Caroline Stock to Houston.

4. Except as modified hereby, all of the terms of the Original


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Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed this 29th day of June, 1999.


                                   35 CAROLINE CORP.

                                   By:/s/Richard W. Morrell
                                   Richard W. Morrell, President

                                   /s/Richard W. Morrell
                                   Richard W. Morrell

                                   /s/Harvey V. Risien, Jr.
                                   Harvey V. Risien, Jr.
















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